Exhibit 99.1

IPG PHOTONICS ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS
Business Wins and Strategic Initiatives Drove Revenue Growth While Demand Remained Stable
Higher Revenue Resulted in Gross Margin Improvement
MARLBOROUGH, Mass. – November 4, 2025 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the third quarter ended September 30, 2025.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data and percentages)	2025	2024	Change	2025	2024	Change
Revenue	$250.8	$233.1	8%	$729.3	$742.8	(2)%
Gross margin	39.5%	23.2%		38.7%	33.4%
Operating income (loss)	$7.9	$(253.3)	NM	$9.8	$(222.2)	NM
Operating margin	3.1%	(108.7)%		1.3%	(29.9)%
Net income (loss)	$7.5	$(233.6)	NM	$17.8	$(189.3)	NM
Earnings (loss) per diluted share	$0.18	$(5.33)	NM	$0.42	$(4.22)	NM
Non-GAAP Measures*
Adjusted gross margin	39.8%	36.2%		39.2%	37.6%
Adjusted EBITDA	$37.0	$27.9	33%	$101.2	$107.5	(6)%
Adjusted earnings per diluted share	$0.35	$0.32	9%	$0.96	$1.35	(29)%

*Adjusted gross margin, adjusted EBITDA and adjusted earnings per diluted share include non-GAAP adjustments. A reconciliation from GAAP to non-GAAP metrics is provided in this earnings release.
NM - not meaningful.
Management Comments
“We delivered third-quarter results at the top end of our expectations with double-digit revenue growth, excluding divestitures, driven by business wins and progress in key strategic initiatives as well as stable industrial demand and growth in battery production,” said Dr. Mark Gitin, Chief Executive Officer of IPG Photonics. “We continue to balance expense management with investments we are making in innovation and strengthening the organization that will position IPG for the next phase of sustainable, profitable growth."
Financial Highlights
Third quarter revenue of $251 million increased 8% year over year driven by growth across materials processing, medical and advanced applications, and was 11% higher year over year excluding divestitures. Changes in foreign exchange rates increased revenue growth by approximately 1%. Materials processing sales accounted for 88% of total revenue and increased 6% year over year, driven by welding, additive manufacturing applications, cleaning and higher revenue in micromachining, partially offset by divestitures and lower sales in marking applications. Other applications sales increased 20% year over year driven by higher revenue in medical and advanced applications. Emerging growth products accounted for 52% of total revenue, declining slightly from 54% in the prior quarter. By region, sales increased 15% in Asia and 8% in North America and decreased 7% in Europe on a year-over-year basis.
GAAP gross margin of 39.5% increased year over year driven by a decrease in unabsorbed expenses and lower inventory provisions, partially offset by higher product cost and tariffs. Adjusted EBITDA was $37.0 million and adjusted earnings per diluted share (EPS) were $0.35 in the third quarter. During the third quarter, IPG spent $21 million on capital expenditures and $16 million on share repurchases.

Exhibit 99.1
Business Outlook and Financial Guidance
“The third quarter book-to-bill ratio was approximately one, reflecting stable demand across key markets. As industrial activity rebounds, we are well positioned to increase revenue by leveraging our market leadership and converting more applications to our laser-based solutions. Our strong laser and photonics technology foundation together with our differentiated applications expertise also enables us to expand into new high-growth markets where lasers offer clear performance or cost advantages," concluded Dr. Gitin.
For the fourth quarter of 2025, IPG expects revenue of $230 million to $260 million, adjusted gross margin between 36% and 39% and operating expenses of $90 million to $92 million. IPG anticipates delivering adjusted earnings per diluted share in the range of $0.05 to $0.35 and adjusted EBITDA in the range of $21 million to $38 million.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs and retaliatory tariffs, currency fluctuations and general economic conditions. The current uncertainty related to the trade environment and tariff policies increases the risks to the outlook that we have provided. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports filed with the SEC, and assumes exchange rates relative to the U.S. dollar of euro 0.85, Japanese yen 148 and Chinese yuan 7.11, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Financial Data Workbook and Third Quarter 2025 Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, November 4, 2025 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to develop innovative laser solutions making the world a better place. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. IPG is headquartered in Marlborough, Massachusetts and has more than 30 facilities worldwide. For more information, visit www.ipgphotonics.com.

Exhibit 99.1
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to balance expense management with investments we are making in innovation and strengthening the organization that will position IPG for the next phase of sustainable, profitable growth, as industrial activity rebounds, being well positioned to increase revenue by leveraging our market leadership and converting more applications to our laser-based solutions, expanding into new high-growth markets where lasers offer clear performance or cost advantages, and statements related to revenue, adjusted gross margin and operating expenses outlook, adjusted earnings per diluted share and adjusted EBITDA guidance, including the expected impact of tariffs, and the impact of the U.S. dollar on our guidance for fourth quarter of 2025. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and tariff policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 20, 2025) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net sales	$250,792	$233,143	$729,306	$742,797
Cost of sales	151,787	179,054	446,916	494,986
Gross profit	99,005	54,089	282,390	247,811
Operating expenses:
Sales and marketing	23,771	22,233	73,753	67,718
Research and development	30,358	27,177	88,631	84,045
General and administrative	35,092	32,660	102,782	95,420
Net loss from divestiture and sale of assets	—	197,651	—	190,201
Impairment of long-lived assets	—	26,566	—	26,566
Restructuring charges	425	—	425	—
Loss on foreign exchange	1,504	1,148	7,013	6,067
Total operating expenses	91,150	307,435	272,604	470,017
Operating income (loss)	7,855	(253,346)	9,786	(222,206)
Other income, net:
Interest income, net	7,283	11,103	22,728	38,058
Other income (loss), net	516	(271)	2,026	248
Total other income	7,799	10,832	24,754	38,306
Income (loss) before provision for income taxes	15,654	(242,514)	34,540	(183,900)
Provision for income taxes	8,191	(8,920)	16,714	5,441
Net income (loss)	$7,463	$(233,594)	$17,826	$(189,341)
Net income (loss) per common share:
Basic	$0.18	$(5.33)	$0.42	$(4.22)
Diluted	$0.18	$(5.33)	$0.42	$(4.22)
Weighted average common shares outstanding:
Basic	42,199	43,837	42,427	44,901
Diluted	42,556	43,837	42,659	44,901

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2025	2024
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$346,026	$620,040
Short-term investments	524,359	310,152
Accounts receivable, net	166,384	171,131
Inventories	323,934	284,780
Prepaid income taxes	27,847	17,592
Prepaid expenses and other current assets	45,963	27,300
Total current assets	1,434,513	1,430,995
Long-term investments	30,166	—
Deferred income taxes, net	119,552	115,031
Goodwill	71,650	67,241
Intangible assets, net	52,226	55,376
Property, plant and equipment, net	622,122	588,375
Other assets	50,734	32,246
Total assets	$2,380,963	$2,289,264
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$40,225	$35,385
Accrued expenses and other current liabilities	171,028	152,048
Income taxes payable	2,128	17,586
Total current liabilities	213,381	205,019
Other long-term liabilities and deferred income taxes	62,770	59,774
Total liabilities	276,151	264,793
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 56,909,427 and 42,119,624 shares issued and outstanding, respectively, at September 30, 2025; 56,632,974 and 42,548,561 shares issued and outstanding, respectively, at December 31, 2024.	6	6
Treasury stock, at cost, 14,789,803 and 14,084,413 shares held at September 30, 2025 and December 31, 2024, respectively.	(1,551,924)	(1,505,321)
Additional paid-in capital	1,063,762	1,035,285
Retained earnings	2,631,694	2,613,868
Accumulated other comprehensive loss	(38,726)	(119,367)
Total stockholders' equity	2,104,812	2,024,471
Total liabilities and stockholders' equity	$2,380,963	$2,289,264

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$17,826	$(189,341)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	46,799	46,623
Impairment of long-lived assets	—	26,566
Provisions for inventory, warranty & bad debt	31,766	76,434
Net loss from divestiture and sale of assets	—	190,201
Other	21,119	(2,338)
Changes in assets and liabilities that provided (used) cash, net of acquisitions:
Accounts receivable and accounts payable	18,787	56,156
Inventories	(52,005)	29,760
Other	(37,757)	(59,949)
Net cash provided by operating activities	46,535	174,112
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(60,907)	(75,358)
Proceeds from sales of property, plant and equipment	605	28,538
Purchases of investments	(866,402)	(423,176)
Proceeds from maturities of investments	633,731	966,214
Net cash outflow from divestiture	—	(25,324)
Other	69	385
Net cash (used in) provided by investing activities	(292,904)	471,279
Cash flows from financing activities:
Payments for taxes related to net share settlement of equity awards less proceeds from issuance of common stock under employee stock options	(4,316)	1,870
Purchase of treasury stock net of excise tax, at cost	(46,603)	(286,479)
Net cash used in financing activities	(50,919)	(284,609)
Effect of changes in exchange rates on cash and cash equivalents	23,274	8,415
Net (decrease) increase in cash and cash equivalents	(274,014)	369,197
Cash and cash equivalents — Beginning of period	620,040	514,674
Cash and cash equivalents — End of period	$346,026	$883,871
Supplemental disclosures of cash flow information:
Cash paid for interest	$136	$95
Cash paid for income taxes	$44,258	$38,905

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Use of Non-GAAP Adjusted Financial Information

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”) and are provided as supplemental information to enhance understanding of the Company’s financial performance. These measures should not be considered as a substitute for, or superior to, GAAP financial measures. The following information provides the definition of adjusted gross profit, adjusted gross margin, adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted net earnings per share (EPS), and adjusted tax rate as presented, which are financial measures that are not calculated or presented in accordance with GAAP, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided adjusted gross profit, adjusted gross margin, adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, adjusted EPS, and an adjusted tax rate as supplemental information and in addition to the financial measures presented by the Company that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

We define adjusted gross profit as reported gross profit, adjusted for non-recurring, infrequent, or unusual changes, including acquisition and integration charges and amortization of acquisition-related intangibles.

We define adjusted gross margin as adjusted gross profit divided by total revenue.

We define adjusted operating income as reported income from operations, adjusted for non-recurring, infrequent, or unusual charges, including acquisition and integration charges, amortization of acquisition-related intangibles, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define EBITDA as net income plus interest expense (income), provision for income taxes, depreciation expense, and amortization expense.

We define adjusted EBITDA as EBITDA adjusted for non-recurring, infrequent, or unusual charges, and other adjustments that the Company believes appropriate, including stock-based compensation, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture.

We define adjusted net income as reported net income, adjusted for non-recurring, infrequent, or unusual changes, and other adjustments that the Company believes appropriate, including amortization of acquisition-related intangibles, acquisition and integration charges, foreign exchange gains/losses and gain/loss on disposal of assets/divestiture, certain discrete tax items and non-GAAP income tax reconciling adjustments.

We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.

We define adjusted tax rate as the GAAP tax rate, adjusted for discrete tax items and the net impact of non-GAAP adjustments.
Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts.

In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below. These non-GAAP measures exclude (i) special inventory provisions, (ii) amortization of acquisition-related intangibles, (iii) restructuring charges, (iv) acquisition and integration charges, (v) goodwill and intangible asset impairments, (vi) long-lived asset impairments, (vii) foreign exchange gains/losses, (viii) interest income,

Exhibit 99.1
(ix) benefit (provision) from income taxes, (x) depreciation, (xi) amortization, (xii) stock-based compensation, (xiii) gain/loss on disposal of assets/divestiture, (xiv) certain discrete tax items, and (xv) non-GAAP income tax reconciling adjustments.

We have not provided a quantitative reconciliation of forward-looking Non-GAAP adjusted earnings per diluted share and adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact adjusted earnings per diluted share and adjusted EBITDA. This includes items that have not yet occurred, are out of the Company’s control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Our non-GAAP tax provision for the fiscal third quarter of 2025 is 27%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments.

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP MEASUREMENTS (UNAUDITED)

Reconciliation of Gross Profit to Adjusted Gross Profit, Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Gross profit	$99,005	$54,089	$282,390	$247,811
Gross margin	39.5%	23.2%	38.7%	33.4%
Special inventory provisions	—	29,884	—	29,884
Amortization of acquisition-related intangibles	851	441	2,928	1,369
Acquisition and integration charges	—	—	482	—
Adjusted gross profit	$99,856	$84,414	$285,800	$279,064
Adjusted gross margin	39.8%	36.2%	39.2%	37.6%

Reconciliation of Operating income (loss) to Adjusted Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Operating income (loss)	$7,855	$(253,346)	$9,786	$(222,206)
Special inventory provisions	—	29,884	—	29,884
Amortization of acquisition-related intangibles	2,402	1,378	7,498	4,180
Restructuring charges	425	—	425	—
Acquisition and integration charges	246	—	2,305	—
Impairment of long-lived assets	—	26,566	—	26,566
Loss on foreign exchange	1,504	1,148	7,013	6,067
Net loss from divestiture and sale of assets	—	197,651	—	190,875
Adjusted operating income	$12,432	$3,281	$27,027	$35,366

Exhibit 99.1
Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$7,463	$(233,594)	$17,826	$(189,341)
Interest income, net	(7,283)	(11,103)	(22,728)	(38,058)
Provision for income taxes	8,191	(8,920)	16,714	5,441
Depreciation	12,392	13,106	36,120	40,342
Amortization	3,240	2,012	10,679	6,282
EBITDA	$24,003	$(238,499)	$58,611	$(175,334)
Special inventory provisions	—	29,884	—	29,884
Impairment of long-lived assets	—	26,566	—	26,566
Stock based compensation	10,780	11,128	32,834	29,430
Restructuring charges	425	—	425	—
Acquisition and integration charges	246	—	2,305	—
Loss on foreign exchange	1,504	1,148	7,013	6,067
Net loss from divestiture and sale of assets	—	197,651	—	190,875
Adjusted EBITDA	$36,958	$27,878	$101,188	$107,488

Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Net income (loss)	$7,463	$(233,594)	$17,826	$(189,341)
Special inventory provisions	—	29,884	—	29,884
Impairment of long-lived assets	—	26,566	—	26,566
Amortization of acquisition-related intangibles	2,402	1,378	7,498	4,180
Restructuring charges	425	—	425	—
Acquisition and integration charges	246	—	2,305	—
Loss on foreign exchange	1,504	1,148	7,013	6,067
Net loss from divestiture and sale of assets	—	197,651	—	190,875
Certain discrete tax items	3,414	(1,981)	8,303	(69)
Tax impact of non-GAAP adjustments	(613)	(7,060)	(2,471)	(7,349)
Adjusted net income	$14,841	$13,992	$40,899	$60,813
Adjusted net earnings per diluted share	$0.35	$0.32	$0.96	$1.35
Weighted average diluted shares outstanding	42,556	43,837	42,659	44,901

Reconciliation of GAAP to Non-GAAP Effective Tax Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Tax rate	52%	4%	48%	(3)%
Discrete tax items	(22)%	(1)%	(24)%	—%
Net impact of non-GAAP adjustments	(3)%	(2)%	(3)%	20%
Adjusted tax rate	27%	1%	21%	17%

Exhibit 99.1

During the first fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures and the associated GAAP to non-GAAP reconciliations presented in this press release have been recast to conform to the current presentation.